EXHIBIT 10.1

                     MUTUAL SETTLEMENT AND RELEASE AGREEMENT

      This Mutual Settlement and Release Agreement (hereinafter the "Agreement") is made by and between Power Technology, Inc. (hereinafter "PWTC"), Hugo P. Pomrehn (hereinafter "Pomrehn"), F. Bryson Farrill (hereinafter "Farrill"), and Lee Balak (hereinafter "Balak") (hereinafter jointly referred to as "Power"), on the one hand, and Alvin Snaper (hereinafter "Al") and Neo-Dyne Research, Inc. (hereinafter "Neo-Dyne") (hereinafter jointly referred to as "Snaper"), on the other hand (all of the parties executing this Agreement are sometimes referred to jointly hereinafter as the "Parties" and any one of them is sometimes referred to hereinafter as a "Party").

      1. RECITALS. The Parties hereto expressly acknowledge and agree as follows:

            A. On or about March 27, 2003, Plaintiff PWTC filed a Complaint against Snaper in the Clark County, Nevada District Court, which was assigned Case No. A465306, and Snaper thereafter counterclaimed against Power (hereinafter the "Litigation"). The Litigation included without limitation claims made with respect to the ownership of certain technologies and patents developed while Al was affiliated with PWTC (hereinafter the "Technologies").

            B. The Parties have answered the claims and counterclaims and have been in the process of prosecuting and defending the Litigation.

            C. The Parties hereto now desire to settle and resolve the disputes currently at issue between them in the Litigation and relating to the Technologies in accordance with the terms of this Agreement.

            D. The "Related Persons and Entities" of PWTC shall refer to PWTC's parent companies, divisions, subsidiaries, and affiliates, if any, all of its current directors and officers, its attorneys of record in the Litigation, any and all of its assigns or successors, and shall also refer to one of its owners:
Bernard J. Walter. The "Related Persons and Entities" of Neo-Dyne shall refer to Neo-Dyne's parent companies, divisions, subsidiaries, and affiliates, if any, all of its current directors and officers, its attorneys of record in the Litigation, and any and all of its assigns, or successors, and its stockholders and owners. The "Related Persons and Entities" of any individual Party hereto shall refer to that individual's heirs, assigns, successors-in-interest, or spouse.

      2. SETTLEMENT TERMS AND CONDITIONS. In consideration for the releases and other promises set forth herein, the Parties agree as follows:

            A. Al shall deliver an assignment to PWTC of Al's entire right, title and interest throughout the world in the inventions and improvements which are the subject of an application for United States Patent signed by him, entitled CURRENT COLLECTOR STRUCTURE AND METHODS TO IMPROVE THE PERFORMANCE OF A LEAD-ACID BATTERY, filed March 26, 2004, and assigned U.S. Serial Number 10/809,791; and to the inventions and improvements which are the subject of International Patent Application Number PCT/US02/30607 filed September 25, 2002 at the World Intellectual Property Organization under the Patent Cooperation Treaty, entitled CURRENT COLLECTOR STRUCTURE AND METHODS TO IMPROVE THE PERFORMANCE OF A LEAD-ACID BATTERY, and to the invention and improvements which are the subject of United States Patent 6,060,198, entitled ELECTROCHEMICAL BATTERY STRUCTURE AND METHOD; these Assignments to include said applications, any and all United States and foreign patents, utility models, and design registrations granted for any of said inventions or improvements, and the right to claim priority based on the filing date of said application under the International Convention for the Protection of Industrial Property, the Patent Cooperation Treaty, the European Patent Convention, and all other treaties of like purposes; and the authorization of the Assignee to apply in all countries in Al's name or in its own name for patents, utility models, design registrations and like rights of exclusion and for inventors' certificates for said inventions and improvements; and Al agrees for himself and his respective heirs, legal representatives and assigns, without further compensation to perform such lawful acts and to sign such further applications, assignments, Powers of Attorney, preliminary statements and other lawful documents as the Assignee may reasonably request to effectuate fully the Assignments. Al specifically agrees to execute and deliver the Powers of Attorney, Assignments, and Declarations attached to this Agreement as Exhibits 1-11 hereto (Snaper's execution of Exhibits 4 and 6 containing Chinese language and characters is based on PWTC's representation that the translation of this language and these characters is substantially and materially the same as the English text appearing thereabove on the same document).

            B. Al and Neo-Dyne release and discharge PWTC, Farrill, Pomrehn, and Balak, indemnify them, and hold them harmless of and from any and all claims that were asserted or could have been asserted in the Counterclaim filed by Al and Neo-Dyne in the Litigation. Such indemnification and hold harmless agreement is limited to protecting the indemnitees from any action brought or intentionally caused to be brought by Al, and does not relate to independent claims by third parties. The release shall not constitute an admission by either party as to the viability of any claims or defenses, except that Al and Neo-Dyne shall acknowledge that PWTC has produced copies of thousands of pages of accounting and financial records and having examined them, Al and Neo-Dyne find no evidence that Farrill or Pomrehn has breached any duty to PWTC or acted in any inappropriate manner, and partially in exchange for Al and Neo-Dyne executing this Agreement containing the aforemade statement Farrill and Pomrehn sign the releases referenced herein and agree not to make any claim against Al and Neo-Dyne relating to their being named in the Litigation being settled hereunder or relating to Al and Neo-Dyne's aforestated statement.

            C. Al shall retain the share certificates evidencing his ownership of 664,155 shares of common stock of PWTC. Al agrees that for the one-year period immediately following the execution of this Agreement, without the express written permission of the Board of Directors of PWTC, Al shall not sell or transfer ownership of any of the shares of common stock of PWTC owned by Al. One year after the execution of this Agreement, Al shall be free to sell or transfer ownership of his shares of common stock of PWTC by presenting to PWTC's Transfer Agent his share certificates and a legal opinion satisfactory to the Transfer Agent that the restrictive legend on the share certificates should be removed pursuant to SEC Rule 144 K or any other exemption and Power shall not object to the removal of the restrictions on the transfer or sale of Al's shares of common stock of PWTC. PWTC agrees that if it lifts any current restriction on Bernard J. Walter or Lee Balak transferring any of their stock, it will also concurrently lift the foregoing one-year restriction with respect to transfers of Al's stock and will concurrently provide Al with immediate notice thereof.

            D. PWTC shall pay Al $20,000.00, and Al shall not pay any monies to PWTC.

            E. PWTC, Balak, Farrill, and Pomrehn release and discharge Al and Neo-Dyne, indemnify them, and hold them harmless of and from any and all claims that were asserted or could have been asserted in the Litigation. Such indemnification and hold harmless agreement is limited to protecting the indemnitees from any action brought or intentionally caused to be brought by PWTC, and does not relate to independent claims by third parties. The release does not constitute an admission by either party as to the viability of any claims or defenses.

            F. PWTC shall surrender to Al all recordings of telephone message left on the voice mail of 281-804-9954 on or about November 18, 2004 at or about 12:41 p.m. Central Daylight Time.

            G. Snaper shall deliver to PWTC in its "as is" condition and waive any claim of ownership of two large Edison batteries containing three cells each (totaling six cells) in Snaper's possession, all shipping costs to be paid by PWTC.

            H. Snaper and their counsel may retain, until the "Return Date" specified below, all copies of all discovery materials and documents produced by PWTC in this Litigation (hereinafter, the "PWTC Responses") and all copies of all financial records of PWTC that were created or maintained by Al during his term as an officer or director of PWTC (the "PWTC Financial Documents") subject to the following conditions. Snaper expressly agrees that the PWTC Responses and the PWTC Financial Documents will be retained only in order to allow Snaper to produce or utilize any of the same as may become relevant in any manner Snaper sees fit in the defense (which shall include the prosecution of related counterclaims or third-party claims) of certain litigation pending against Al and brought by Stephen Zrenda known as Clark County, Nevada District Court Case No. A493659, or in the defense (as defined above) of any other litigation which might be brought against Snaper prior to the resolution of the Zrenda Case No. A493659 litigation, including for rebuttal purposes or to impeach the character or credibility of any witness or party. If Snaper produces or utilizes any of the PWTC Responses or the PWTC Financial Documents in any litigation, Snaper shall give written notice to PWTC at 1770 St. James Place, Suite 115, Houston, Texas, 77056, and specify which documents from the PWTC Responses or the PWTC Financial Documents Snaper has produced or utilized. The PWTC Responses and the

PWTC Financial Documents shall otherwise not be shared with or disclosed to any third parties other than Snaper's counsel and shall otherwise be maintained as confidential by Snaper. Snaper shall return the PWTC Responses and the PWTC Financial Documents to PWTC on a "Return Date" which shall be defined as follows: 31 days after the resolution of any and all of Zrenda's claims or of any other claims pursued by any other party in any litigation relating thereto, or of any other litigation or suits filed against Snaper before resolution of the Zrenda litigation, where the resolution of such claims shall mean that such claims have been fully and finally resolved, including the resolution of any related third-party claims or counterclaims, and including the resolution of any appeals (or the expiration of the time period to appeal, without any appeal being filed). After the return of the PWTC Responses and the PWTC Financial Documents to PWTC, PWTC shall retain those documents at a location in the United States, subject to subpoena, for a period of at least three (3) years from the date of the execution of this Agreement, in the event such documents become relevant to any litigation in which Al or Neo-Dyne is named. The return of the PWTC Responses and the PWTC Financial Documents to PWTC, and the delivery of any other documents or items required to be provided by Snaper hereunder may be made by delivery to PWTC's local counsel in the Litigation, Harold Gewerter, Esq.

            I. PWTC and its counsel shall deliver to Snaper any specific personal documents or Neo-Dyne corporate documents produced by Snaper in this Litigation, which documents were not created as business records of PWTC. Snaper shall specifically designate in writing those documents which Al or Neo-Dyne considers to be their personal or corporate documents produced in this Litigation and not created as business records of PWTC, and PWTC shall deliver the same to Snaper within 10 days after receipt of this written list. If there is any dispute as to whether such documents should be so classified, then any such dispute may be resolved as set forth in Paragraph 2(L) below.

            J. Snaper shall deliver to PWTC all copies of all technical materials in their possession or subject to their control relating to the battery technology and inventions and improvements which are the subject of the assignments set forth in Paragraph 2(A), above. This shall include but not be limited to all reports and data prepared by BC Research, Inc., concerning any of the improvements which are the subject of the assignments set forth in Paragraph 2(A) above, or concerning the alloy sensor technology related to Patent No. 4,107,997 or the cold pipe joining technology related to Patent No. 5,442,846.

            K. PWTC, Farrill, Pomrehn, Balak, Al, and Neo-Dyne shall each pay their own costs of court and attorneys' fees.

            L. If a dispute arises out of or in connection with this Agreement, the Parties agree to seek an amicable settlement of that dispute by discussions and negotiations between the Parties. Failing such a resolution, any and all claims, disputes or controversies arising from or relating in any way to this Agreement, at the request of any Party, may be referred to Nevada Attorney Floyd
A. Hale, Esq., Nevada Bar No. 001873 (current phone number (702) 382-1414), to be mediated, and if a settlement does not result from such mediation, then any such controversy will be arbitrated and finally resolved by an arbitrator mutually agreeable to both sides, or if they cannot select an arbitrator, to be selected by Floyd A. Hale, Esq., said arbitration to be processed in accordance with the Commercial Arbitration Rules and Mediation Procedures of the American Arbitration Association (except that an AAA arbitrator need not be utilized). The place of arbitration shall be Las Vegas, Nevada. The prevailing party in any arbitration or legal action arising out of or related to this Agreement shall be entitled, in addition to any other rights or remedies it may have, to reimbursement for its expenses incurred in such arbitration or action, including court costs and attorneys' fees.

      3. STIPULATION TO DISMISS LITIGATION. Effective upon completion of the foregoing, the Parties shall direct their counsel to execute and deliver to each other's counsel of record and to submit and file with the Court a Stipulation and Order dismissing the Litigation with prejudice, each party to bear its own costs and attorneys' fees.

      4. RELEASE.

            A. MUTUAL RELEASE. Power, on the one hand, for itself and for each of its Related Persons and Entities, and Snaper, on the other hand, for itself and for each of its Related Persons and Entities, do all hereby fully and finally settle, release, acquit, forever discharge, and covenant not to sue each other and any and all of each other's Related Persons and Entities, with respect to any and all claims, demands, liabilities, damages, complaints, causes of action, debts, amounts due, refunds, intentional or negligent acts, intentional or negligent omissions, representations, breaches of contract, breaches of warranty, breaches of duty, intentional or nonintentional torts, conspiracies, waste or waste claims, express indemnity, contribution, implied or equitable indemnity, economic damages, non-economic damages, property damage, bodily injury, loss of use, attorneys' fees, expert fees, repair costs, investigative costs, relocation costs, lost profits, omissions, conduct, or damage of every kind or nature whatsoever, whether known or unknown (hereinafter "Claims") arising prior to the date hereof which are related to the allegations or claims set forth in the Litigation, including the Technologies.

            B. EXCEPTIONS. The releases set forth in this Paragraph 4 and any and all other releases set forth in this Agreement, including in Paragraph 2, shall have no effect on (i) any future action to enforce or construe this Agreement; (ii) any rights, claims, or defenses relating to any allegations as to acts or omissions occurring after the date of this Agreement; or (iii) any indemnification rights Snaper may claim to have against Balak with respect to any claims currently pending or brought hereafter against him by Steve Zrenda, including in Clark County, Nevada District Court Case No. A493659.

      5. NO PRIOR ASSIGNMENTS. The Parties, and each of them, hereby covenant, promise, warrant, and agree that they, and each of them, are the owners of the Claims released pursuant to Paragraphs 2 and 4 above and there has not occurred any express assignment, transfer, or hypothecation of such Claims, whether voluntary or involuntary, by subrogation, or to their knowledge any assignment by operation of law, or otherwise, to any other person or entity. Each Party hereto agrees to indemnify and hold the other harmless in the event that any alleged or claimed assignee, transferee, or subrogee of the Claims released herein by the indemnifying Party should attempt to pursue the Claims released herein against the other Party.

      6. MISCELLANEOUS.

            A. Each individual who signs this document warrants and represents that he or she is competent and authorized to enter into this Agreement on behalf of the Party for which he or she purports to sign. Corporate resolutions or other reasonably adequate verification of this warranty will be provided by both corporate releasors to the other Party acknowledging the corporation's lawful consent to enter into this Agreement.

            B. The Parties acknowledge and agree that each will bear its own costs, expenses, and attorneys' fees arising out of and/or connected with the Litigation.

            C. This Agreement is the product of negotiation and preparation by and among the Parties and their respective attorneys. Neither this Agreement, nor any provisions thereof, shall be deemed prepared or drafted by any one Party or another, or its attorneys, and any ambiguity herein shall not be construed against one Party or the other as the drafter hereof.

            D. This Agreement shall be interpreted in accordance with and be governed in all respects by the laws of the State of Nevada. The Parties stipulate that the exclusive jurisdiction and venue for any action arising out of or relating to this Agreement, including to enforce any arbitration award entered hereunder, shall lie in the federal or state courts located in Las Vegas, Nevada.

            E. This Agreement shall inure to the benefit of and be binding on the Parties to this Agreement and upon their Related Persons and Entities.

            F. This Agreement may be executed in counterparts, and all such counterparts shall constitute an agreement which shall be binding upon all Parties hereto, notwithstanding that the signatures of all Parties' designated representatives do not appear on the same page.

            G. It is further agreed that the Parties will execute all such further and additional documents as shall be reasonable, convenient, necessary, or desirable to carry out the provisions of this Agreement.

            H. In any subsequent action or proceeding to enforce or construe this Agreement, the Parties stipulate that a copy of this Agreement may be admissible to the same extent as the original Agreement.

            I. Each of the Parties agrees that this Agreement was the product of a negotiated compromise relating to disputed Claims, and that it was entered into in lieu of incurring additional costs and attorneys' fees, and to avoid exposure to other risks, in the Litigation, and that nothing stated herein shall be treated as an admission of liability of any Party for any purpose, and that the validity of any and all Claims and defenses made by the other Party is expressly denied by each of the Parties.

            J. No breach of any provision or condition of this Agreement can be waived unless in writing and signed by all Parties. Waiver of any breach of any provision or condition hereof shall not be deemed to be a waiver of any other breach of the same or other provisions or conditions contained herein. This Agreement may be modified only by a written agreement executed by all of the Parties hereto or by the affected Parties.

            K. If any legal action, arbitration, or other proceeding is brought to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to recover reasonable attorneys' fees and costs incurred in that action or arbitration or proceeding, in addition to any other relief to which it might be entitled.

            L. If any provision or any part of any provision of this Agreement shall for any reason be held to be invalid, unenforceable, or contrary to public policy or any law, then the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect, unless, however, the intent of the Parties as set forth in this Agreement cannot be effectuated without inclusion of that provision or any part of that provision, in which case, the entire Agreement shall be unenforceable.

            M. The captions and paragraph headings set forth in this Agreement are only inserted for the purpose of convenient reference and in no way define, limit, or prescribe the scope or intent of this Agreement or any part hereof. Unless otherwise provided herein, any reference to a paragraph herein shall include the paragraph so designated and all subparts thereof.

            N. The Parties hereto, and each of them, further represent and declare that they have carefully read this Agreement and know the contents thereof and understand the Agreement's legal significance and that they have signed the same freely and voluntarily after obtaining necessary and appropriate legal advice with respect thereto.

            O. The Parties hereto, and each of them, agree that this Agreement contains the entire agreement between the Parties, and it is agreed that the terms of this Agreement are contractual and not merely a memorandum or recital. This Agreement supersedes any and all prior agreements, understandings, promises, warranties, and representations made by each Party to any other Party concerning the subject matter of this Agreement and the subject Claims.

      Dated this ____ day of _____________________, 2004.

                                                   POWER TECHNOLOGY, INC.,
                                                   a Nevada corporation


                                                   By:
                                                      --------------------------
                                                   Name:
                                                        ------------------------
                                                   Title:
                                                         -----------------------

Subscribed and sworn to before me
this ____ day of _________________, 2004.


------------------------------------
Notary Public, State of _________________

      Dated this ____ day of _____________________, 2004.


                                                   -----------------------------
                                                   Hugo P. Pomrehn

Subscribed and sworn to before me
this ____ day of _________________, 2004.


------------------------------------
Notary Public, State of California

      Dated this ____ day of _____________________, 2004.


                                                   -----------------------------
                                                   F. Bryson Farrill

Subscribed and sworn to before me
this ____ day of _________________, 2004.


------------------------------------
Notary Public, ________________________

      Dated this ____ day of _____________________, 2004.


                                                   -----------------------------
                                                   Lee Balak

Sworn before me at the City of ______________, Province of British Columbia, this _____ day of _________________, 2004.


-----------------------------------------------
Commissioner/Notary Public for British Columbia

      Dated this ____ day of _____________________, 2004.


                                                   -----------------------------
                                                   Alvin Snaper

Subscribed and sworn to before me
this ____ day of _________________, 2004.


------------------------------------
Notary Public, State of Nevada


      Dated this ____ day of _____________________, 2004.

                                                   NEO-DYNE RESEARCH, INC.,
                                                   a Nevada corporation


                                                   By:
                                                      --------------------------
                                                   Name:
                                                        ------------------------
                                                   Title:
                                                         -----------------------

Subscribed and sworn to before me
this ____ day of _________________, 2004.


------------------------------------
Notary Public, State of Nevada